Exhibit 99.1

Aceto Corporation
4 Tri Harbor Court
Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide"	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2012 Second Quarter Results of Operations

FINANCIAL HIGHLIGHTS:

•	Net Sales in Fiscal 2012 2nd Quarter increased 29.2% from Fiscal 2011 2nd Quarter sales

•	Gross Profit in Fiscal 2012 2nd Quarter increased 57.3% from Fiscal 2011 comparable period

PORT WASHINGTON, NY – February 9, 2012 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals today announced results of operations for its fiscal 2012 second quarter and six months ended December 31, 2011.

Net sales for the fiscal 2012 second quarter were $110.7 Million, an increase of 29.2% from $85.7 Million reported in the fiscal 2011 second quarter. Excluding sales from Rising Pharmaceuticals, acquired in December 2010, net sales were $98.8 Million, representing an increase of 15.3%.  Gross profit increased 57.3% to $20.6 Million in the 2012 fiscal quarter compared to $13.1 Million in the 2011 fiscal quarter. Excluding gross profit from Rising, the company’s gross profit increased 14.7% from the fiscal 2011 first quarter.  Net income was $4.6 Million, or $0.17 per diluted share for the 2012 fiscal second quarter compared to a $1.2 Million loss for the comparable quarter in fiscal 2011.  The fiscal 2011 quarter was also impacted by two one-time charges relating to the December 31, 2010 acquisition of assets of Rising Pharmaceuticals, Inc. that have previously been discussed in last year’s second quarter results press release. Adjusting for those one-time charges, we would have reported net income of $2.1 Million, or $0.08 per diluted share for the fiscal 2011 second quarter.

Net sales for the six months ended December 31, 2011 were $212.0 Million, a 22.3% increase from $173.3 Million for the fiscal 2011 comparable period. Gross profit for the first six months of fiscal 2012 was $39.2 Million, an increase of 48.3% from $26.4 Million in the first half of fiscal 2011. For the first half of fiscal 2012, we reported net income $7.6 Million, or $0.29 per diluted share, compared to $1.6 Million, or $0.06 per diluted share in the first half of fiscal 2011. The fiscal 2012 period was negatively impacted by a one-time charge relating to the separation of certain executive management employees. Adjusting for the one-time charges that negatively impacted both periods, we would have reported $8.2 Million, or $0.31 per share for the first six months of fiscal 2012 compared to $4.9 Million, or $0.19 per share for the 2011 comparable period.

Commenting on the results, Albert Eilender, Chairman and CEO of Aceto stated, “We are very pleased with the results we have reported today.  During the quarter, we experienced sales growth across all of our business segments.  However, we have always maintained that our business is difficult to project on a quarter to quarter basis, and in this quarter, some of the overall increase in sales can be attributed to earlier than anticipated orders of products across our business segments.  We look forward to discussing this in more detail during our conference call.”

“Sales in our Health Sciences segment increased 44.0% from fiscal 2011, largely the result of increased sales from our domestic Health Sciences group including the additional sales of Rising Pharmaceuticals products where we had no comparable sales in prior periods. In addition, the Health Sciences segment saw an increase in sales from our international operations, particularly in sales of nutritional products.  Sales in our Specialty Chemicals segment increased 9.6% from the 2011 comparable period, largely the result of increased sales of agricultural intermediates, dye, pigment and miscellaneous products from our domestic Specialty Chemicals group.  Sales in our Agricultural Protection Products segment increased 23.7% from the 2011 comparable period as a result of an increase in sales of a broad spectrum insecticide that is used on various crops. The increase was partially offset by the absence of glyphosate sales which, as we have previously stated, is not a product that we have factored into our future business plans.”

CONFERENCE CALL

Albert Eilender, Ronald Gold and Douglas Roth will conduct a conference call at 9:00 a.m. ET on Friday, February 10, 2012 to discuss our operating results for the fiscal 2012 second quarter.  Interested parties may participate in the call by dialing 800-446-3782(847-413-3235 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 31637574).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday February 10, 2012 until 5:00 p.m. ET on Monday February 13, 2012.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 31637574 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in ten countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com

Aceto Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$110,707	$85,683	$212,024	$173,343
Cost of sales	90,063	72,560	172,861	146,933
Gross profit	20,644	13,123	39,163	26,410
Gross profit %	18.65%	15.32%	18.47%	15.24%

Selling, general and
administrative expenses	13,528	11,427	27,097	21,024
Operating income	7,116	1,696	12,066	5,386

Other income (expense), net of interest expense	48	599	(163)	1,159

Income before income taxes	7,164	2,295	11,903	6,545
Income tax provision	2,576	3,464	4,282	4,917
Net income (loss)	$4,588	$(1,169)	$7,621	$1,628

Net income (loss) per common share	$0.17	$(0.05)	$0.29	$0.06

Diluted net income (loss) per common share	$0.17	$(0.05)	$0.29	$0.06

Weighted average shares outstanding:
Basic	26,565	25,391	26,520	25,351
Diluted	26,737	25,391	26,686	25,554

Aceto Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per-share amounts)

	December 31, 2011	June 30, 2011
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$28,242	$28,664
Investments	458	943
Trade receivables: less allowances for doubtful
accounts: Dec. 31, 2011 $785; and June 30, 2011 $682	76,567	83,735
Other receivables	3,384	5,373
Inventory	78,831	77,433
Prepaid expenses and other current assets	1,790	1,720
Deferred income tax asset, net	402	747

Total current assets	189,674	198,615

Property and equipment, net	11,857	12,095
Property held for sale	3,752	3,752
Goodwill	33,522	33,625
Intangible assets, net	48,107	50,658
Deferred income tax asset, net	3,680	3,477
Other assets	10,081	9,443

Total Assets	$300,673	$311,665

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$6,197	$6,247
Accounts payable	38,783	44,614
Accrued expenses	28,854	32,019
Deferred income tax liability	2	306
Total current liabilities	73,836	83,186

Long-term debt	45,651	48,750
Long-term liabilities	13,836	12,859
Environmental remediation liability	5,754	5,998
Deferred income tax liability	25	51
Total liabilities	139,102	150,844

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 26,804 and 26,644 shares issued;
26,804 and 26,620 shares outstanding at
Dec. 31, 2011 and June 30, 2011, respectively)	268	266
Capital in excess of par value	62,839	62,329
Retained earnings	95,665	90,713
Treasury stock, at cost:
(0 and 24 shares at Dec. 31, 2011 and
June 30, 2011, respectively)	-	(230)
Accumulated other comprehensive income	2,799	7,743
Total shareholders' equity	161,571	160,821

Total liabilities and shareholders' equity	$300,673	$311,665

	Aceto Corporation and Subsidiaries
	Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
	(in thousands, except per share amounts)

	(unaudited) Three Months Ended December 31, 2011	(unaudited) Diluted Net Income Per Common Share Three Months Ended December 31, 2011	(unaudited) Three Months Ended December 31, 2010	(unaudited) Diluted Net Income Per Common Share Three Months Ended December 31, 2010	(unaudited) Six Months Ended December 31, 2011	(unaudited) Diluted Net Income Per Common Share Six Months Ended December 31, 2011	(unaudited) Six Months Ended December 31, 2010	(unaudited) Diluted Net Income Per Common Share Six Months Ended December 31, 2010

Net income (loss), as reported	$4,588	$0.17	$(1,169)	$(0.05)	$7,621	$0.29	$1,628	$0.06

Adjustments:
Separation charges	-	-	-	-	884	0.03	-	-
Transaction costs related to Rising acquisition	-	-	1,060	0.04	-	-	1,060	0.04

Adjusted income (loss) excluding charges	4,588	0.17	(109)	(0.01)	8,505	0.32	2,688	0.10
Adjustments to provision (benefit) for income taxes	-	0.00	(2,225)	(0.09)	345	0.01	(2,225)	(0.09)

Adjusted net income (Non-GAAP)	$4,588	$0.17	$2,116	$0.08	$8,160	$0.31	$4,913	$0.19

Diluted weighted average shares outstanding	26,737	26,737	25,619	25,619	26,686	26,686	25,554	25,554

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.